                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                         RTI INTERNATIONAL METALS, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

RTI LOGO
                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

                         MAY 6, 2005
                         12:00 NOON

                         The Hyatt Regency Hotel
                         1111 Airport Boulevard
                         Pittsburgh, Pennsylvania

RTI LOGO
                                                              1000 Warren Avenue
                                                           Niles, Ohio 44446

April 15, 2005

Dear RTI Shareholder:

You are cordially invited to attend our 2005 Annual Meeting of Shareholders on May 6, 2005, at the Hyatt Regency Hotel, 1111 Airport Boulevard, Pittsburgh, Pennsylvania.

The meeting will begin promptly at 12:00 noon with a report on Company operations. We will then elect directors and ratify the appointment of independent accountants.

You have a choice of voting your proxy via the Internet, by telephone or by completing and returning the enclosed proxy card. Whether or not you plan to attend, it is important that you vote your shares and we encourage you to do so as soon as possible.

We look forward to seeing as many of you as possible at the 2005 Annual Meeting.

Sincerely,

/s/ ROBERT M. HERNANDEZ
ROBERT M. HERNANDEZ
Chairman of the Board

/s/ TIMOTHY G. RUPERT
TIMOTHY G. RUPERT
President & Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting....................................    3
Proxy Statement
General Information.........................................    4
The Board of Directors......................................    5
         PROPOSAL NO. 1 -- ELECTION OF DIRECTORS............    7
         PROPOSAL NO. 2 -- RATIFICATION OF THE APPOINTMENT
                           OF INDEPENDENT REGISTERED PUBLIC
                           ACCOUNTING FIRM..................   10
 Security Ownership.........................................   12
 Executive Compensation.....................................   13
 Stock Performance Graph....................................   18
 Retirement Benefits........................................   18
 Employment Agreements......................................   20
 Other Information..........................................   22

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                         RTI INTERNATIONAL METALS, INC.

         TIME:
                  12:00 Noon

         DATE:
                  May 6, 2005

         PLACE:
                 Hyatt Regency Hotel
                1111 Airport Boulevard
                Pittsburgh, Pennsylvania

         PURPOSE:
                  - Elect directors

                  - Ratify the appointment of independent registered public
                    accounting firm

                  - Conduct other business if properly raised

                  Only shareholders of record on April 14, 2005 may vote at the meeting.

                YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY BY FOLLOWING THE
                  INSTRUCTIONS ON THE NEXT PAGE AND ON THE ENCLOSED PROXY CARD.

                LOGO

                DAWNE S. HICKTON
                Secretary

                April 15, 2005

                                PROXY STATEMENT

GENERAL INFORMATION
--------------------------------------------------------------------------------

- WHO MAY VOTE?

Shareholders of RTI as of the close of business on the record date, April 14, 2005, are entitled to vote at the Annual Meeting.

- WHAT MAY I VOTE ON?

You may vote on:

  (1) the election of nominees to serve on our Board of Directors,

  (2) the ratification of the appointment of our independent registered public accounting firm for 2005, and

  (3) any other matters that may be properly presented at the meeting.

- VOTING RECOMMENDATIONS

The Board recommends that you vote:

FOR each of the nominees presented in this proxy statement; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005.

- SOLICITATION

This proxy statement is being furnished to shareholders in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. RTI intends to first mail this proxy statement to shareholders on or about April 15, 2005.
- HOW DO I VOTE?

You may vote in any one of the following three ways:

  (1) By Internet: Go to the website shown on the enclosed proxy card (www.cesvote.com) and follow the instructions.

  (2) By Telephone: Call the toll-free number shown on the enclosed proxy card (1-888-693-8683) and follow the voice prompts using a touch-tone telephone.

  (3) By Mail: Sign and date each proxy card you receive and return it in the envelope provided. If you return a signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR both proposals.

You have the right to revoke your proxy at any time before the meeting by sending a written notice of revocation or a later-dated proxy card to RTI's Secretary, by voting subsequently through the Internet or by telephone or by voting in person at the meeting.

                             THE BOARD OF DIRECTORS

The business and affairs of RTI are under the general direction of the Board of Directors. The Board presently consists of ten members, eight of whom are neither officers nor employees of RTI or its subsidiaries. The Board of Directors has determined that Craig R. Andersson, Neil A. Armstrong, Daniel I. Booker, Donald P. Fusilli, Jr., Ronald L. Gallatin, Charles C. Gedeon, Robert M. Hernandez and Edith E. Holiday all meet the New York Stock Exchange rules and listing standards relating to independence generally and for all committees on which they serve. None of the independent directors has a relationship with the Company that is material.

The Board met five times during 2004. All of the directors attended more than 75% of the total number of meetings of the Board and of the committees on which they serve. The Chairman of The Board chairs the regularly-scheduled executive sessions of the non-management directors. In the Chairman's absence, the chairperson of the Nominating/Corporate Governance Committee chairs the meeting.

It is the policy of the Nominating/Corporate Governance Committee to consider recommendations by shareholders, directors, officers, employees, and others for nominees for election as director. Recommendations, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of RTI for presentation to the Committee. Board Membership criteria considered by the Committee is discussed below under the caption "Nominating/Corporate Governance Committee" and is set forth in the Company's Corporate Governance Guidelines, available on the RTI Website, www.rtiintl.com.

There are four principal committees of the Board of Directors. Committee membership, the functions of the committees and the number of meetings held during 2004 are described below.

EXECUTIVE COMMITTEE

The members of the Executive Committee are Robert M. Hernandez (Chairman), Craig
R. Andersson, Charles C. Gedeon, John H. Odle and Timothy G. Rupert.

The Executive Committee assists the Board in the discharge of its responsibilities and may act on behalf of the Board when emergencies or scheduling make it difficult to convene the Board. All actions taken by the Committee must be reported at the Board's next meeting. During 2004, the Executive Committee held two meetings.

AUDIT COMMITTEE

The members of the Audit Committee are Robert M. Hernandez (Chairman), Craig R. Andersson, Neil A. Armstrong, Donald P. Fusilli, Ronald L. Gallatin, and Charles
C. Gedeon. All of the members of this Committee meet the New York Stock Exchange's rules and listing standards for audit committee independence. The Board has determined that Messrs. Hernandez, Fusilli, and Gallatin are each qualified as an audit committee financial expert within the meaning of Securities and Exchange Commission regulations and that each of the members of the Audit Committee has accounting or financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

The Audit Committee assists the Board in overseeing RTI's financial reporting process and systems of internal accounting control, RTI's compliance with legal and regulatory requirements and qualifications, independence and performance of RTI's internal auditors and independent registered public accounting firm. The Committee has direct responsibility for the appointment, compensation, retention and oversight of RTI's independent registered public accounting firm. The Committee has adopted, and the Board has approved, the Committee charter, available on the RTI Website, www.rtiintl.com.

The Audit Committee held ten meetings in 2004.

HUMAN RESOURCES COMMITTEE

The members of the Human Resources Committee are Craig R. Andersson, Neil A. Armstrong, Daniel I. Booker, Donald P. Fusilli, Ronald L. Gallatin, Charles C. Gedeon and Edith E. Holiday. All of the members of this Committee meet the NYSE's rules and listing standard for independence for purposes of this Committee.

The Committee discharges the Board's duties concerning executive compensation and prepares the report on such compensation required by the Securities and Exchange Commission.

The Human Resources Committee is responsible for review and approval of RTI's compensation philosophy; executive compensation programs, plans and awards; and policies, principles and procedures for selection and performance review of the CEO and other top management; and for establishing the CEO and other top management's compensations levels based on the Committee's evaluation of their performance. The Committee also administers RTI's long term incentive plans and stock or stock-based plans. The Committee has adopted, and the Board has approved, a Committee charter which is available on the RTI Website, www.rtiintl.com.

The Human Resources Committee held five meetings in 2004.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The members of the Nominating/Corporate Governance Committee are Daniel I. Booker (Chairman), Robert M. Hernandez and Edith E. Holiday. All of the members of this committee meet the New York Stock Exchange's rules and listings standards for independence for purposes of this committee.

The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors; recommending to the Board candidates for election to the Board at the Annual Meeting of Shareholders or by the Board to fill vacancies occurring on the Board; and also considering RTI's director compensation from time to time. The Committee considers director candidates submitted by directors, officers, employees, shareholders and other constituencies. The Committee is also responsible for developing and recommending to the Board corporate governance principles applicable to RTI as well as their periodic review. The Committee has adopted, and the Board has approved, a Committee Charter that is available on the RTI Website, www.rtiintl.com.

The Nominating/Corporate Governance Committee annually reviews the skills and attributes of board members within the context of the current make-up of the full Board. Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that well serve RTI's governance and strategic needs. Board candidates may be suggested by members of the Committee as well as other directors, management, shareholders, and others, and will be considered on the basis of a range of criteria including broad-based business knowledge and contacts, prominence, diversity of talents and background and sound reputation in their fields as well as a global business perspective and commitment to corporate citizenship. Additional information concerning director candidates is contained in RTI's Corporate Governance Guidelines, available on the RTI Website at www.rtiintl.com.

The Nominating/Corporate Governance Committee held four meetings in 2004.

COMPENSATION OF DIRECTORS

RTI employees receive no extra pay for serving as a director. Non-employee directors (except for the Chairman) receive an annual retainer for their service on the Board of $60,000 and Mr. Hernandez receives an annual retainer of $110,000 as non-employee Chairman of the Board. One-half of these retainers are paid in cash and one-half through awards of restricted stock under the 2004 Stock Plan (as approved by the Shareholders at the 2004 Annual Meeting). In addition, the Audit Committee Chairperson receives an annual cash retainer of $10,000 and other committee chairpersons receive an annual cash retainer of $5,000. No fees are paid for Board or committee meetings attended except that if, in the opinion of the Chairman of the Board, circumstances require that an extra-ordinary number of Board meetings be held, non-employee directors will receive a meeting fee of $1,000 for each meeting attended thereafter. During 2004, no additional fees were paid to directors for meeting attendance.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

RTI's directors are elected for one year terms. Non-employee directors may not stand for election after age 72. Employee directors leave the Board when they retire from RTI. The Board may determine to extend the retirement age for a particular director. It has determined to make such an extension to age 75 in the case of Mr. Armstrong.

The Board has nominated the ten current directors for election. Each nominee for election has previously been elected by the shareholders. Of the ten individuals who are nominees for election, two are current RTI officers and the remaining eight are high-level executives with professional experience. If any nominee is unable to serve, your proxy may be voted for another person designated by the Board.

The ten director candidates receiving the most votes will be elected to the Board.

                             NOMINEES FOR DIRECTOR

CRAIG R. ANDERSSON                                                       Age: 67
RETIRED VICE-CHAIRMAN                                        Director since 1990
ARISTECH CHEMICAL CORPORATION
(CHEMICAL PRODUCER)

Mr. Andersson retired as a director and Vice-Chairman of Aristech Chemical Corporation on April 30, 1995. Previously, he was President and Chief Operating Officer, a position he had held since December, 1986. He is a past director of Albermarle Corporation and Duquesne University. He is a member of the American Institute of Chemical Engineers and Alpha Chi Sigma (a professional chemical society) and has served on the boards and executive committees of The Society of the Chemical Industry, the Chemical Manufacturers Association, the Pennsylvania Business Roundtable and the Greater Pittsburgh Chamber of Commerce. He has a BS degree in chemical engineering from the University of Minnesota and did graduate work in the same discipline at the University of Delaware.

NEIL A. ARMSTRONG                                                        Age: 74
RETIRED CHAIRMAN, EDO CORPORATION                            Director since 1990
(ELECTRONIC AND ELECTROMECHANICAL SYSTEMS MANUFACTURER)

Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern California. For 17 years he served with the National Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. He became Chairman of Cardwell International, Ltd. in 1980; Chairman of CTA, Inc. in 1982; Chairman of AIL Systems, Inc. in 1989 and Chairman of EDO Corporation in 2000. He retired as Chairman of EDO in 2002 and from the other positions in prior years. He is a member of the National Academy of Engineering.

DANIEL I. BOOKER                                                         Age: 57
PARTNER,                                                     Director since 1995
REED SMITH LLP
(LAW FIRM)

Mr. Booker is a partner of the law firm of Reed Smith LLP. From 1992 until December 31, 2000 he was Managing Partner, or chief executive, of Reed Smith and he continues to serve on its Executive Committee. He received an undergraduate degree from the University of Pittsburgh and a law degree from the University of Chicago. He is a member of the District of Columbia, Pennsylvania and U.S. Supreme Court bars. Mr. Booker is a director of Oce USA Holding, Inc.; Chairman and a director of the Pittsburgh Regional Alliance; and a director of other community and professional organizations.

DONALD P. FUSILLI, JR.                                                   Age: 53
PRESIDENT AND CHIEF EXECUTIVE OFFICER                        Director since 2003
MICHAEL BAKER CORPORATION
(ENGINEERING AND ENERGY SERVICES)

Mr. Fusilli was elected President and Chief Executive Officer of Michael Baker on April 25, 2001. He joined the company in 1973 and spent 6 years in the engineering department before obtaining his law degree in 1979. He became General Counsel in 1984, Executive Vice President-Administration of the Energy Group in 1994 and Executive Vice President and General Manager of the Group in 1995. He was elected President and Chief Operating Officer in March 2000. He is a Civil Engineering graduate of Villanova University and holds a JD from Duquesne University School of Law. He also attended the Advanced Management Program at the Harvard University Business School. He is a Director of Robert Morris University and the Horticultural Society of Western Pennsylvania.

RONALD L. GALLATIN                                                       Age: 59
RETIRED MANAGING DIRECTOR                                    Director since 1996
LEHMAN BROTHERS INC.
(INVESTMENT BANKING FIRM)

Mr. Gallatin served as a Managing Director of Lehman Brothers Inc., where he was a member of the Firm's Operating Committee and its Director of Corporate Strategy and Product Development until his retirement on December 31, 1995. During his 24 years with Lehman, Mr. Gallatin had various senior roles in both its investment banking and capital markets divisions and was responsible for a series of financial innovations, most notably Zero Coupon Treasury Receipts, Money Market Preferred Stock and Targeted Stock. A graduate of New York University, and both Brooklyn and New York University Law Schools, Mr. Gallatin has BS, JD and LLM (Taxation) degrees and is a Certified Public Accountant.

CHARLES C. GEDEON                                                        Age: 64
CONSULTANT                                                   Director since 1991

Mr. Gedeon joined United States Steel Corporation in 1986 as Vice President-Raw Materials and President of U.S. Steel Mining Co., Inc. He was promoted to Senior Vice President-Related Resources in 1988 and advanced to the position of President, U.S. Diversified Group in 1990. He became Executive Vice President-Raw Materials and Transportation of U.S.Steel in 2003. He retired from this position on June 30, 2003. From 1983 until he joined U.S.Steel, Mr. Gedeon had been Vice President-Operations of National Steel Corporation. Mr. Gedeon is a member of the American Iron and Steel Institute.

ROBERT M. HERNANDEZ                                                      Age: 60
CHAIRMAN OF THE BOARD OF THE COMPANY                         Director since 1990

On December 31, 2001, Mr. Hernandez retired as Vice Chairman and Chief Financial Officer and director of USX Corporation. He was elected to this position on December 1, 1994. Mr. Hernandez had been elected Executive Vice President-Accounting & Finance and Chief Financial Officer and director of USX on November 1, 1991. He was Senior Vice President-Finance & Treasurer of USX from October 1, 1990, to October 31, 1991. Mr. Hernandez was President-U.S. Diversified Group of USX from June 1, 1989, to September 30, 1990, and in such role had responsibilities for USX's businesses not related to energy and steel. From January 1, 1987, until May 31, 1989, he was Senior Vice President and Comptroller of USX. Mr. Hernandez has his undergraduate degree from the University of Pittsburgh and his MBA from the Wharton Graduate School of the University of Pennsylvania. He is a trustee and Vice Chairman of BlackRock Funds, lead director of ACE Limited and a director of Eastman Chemical Company.

EDITH E. HOLIDAY                                                         Age: 53
ATTORNEY                                                     Director since 1999

Ms. Holiday was elected a director on July 29, 1999. She served as Assistant to the President and Secretary of the Cabinet in the White House from 1990 to 1993. Prior to that she held several senior positions in the United States Treasury Department including General Counsel. She is a director of Amerada Hess Corporation; White Mountains Insurance Group, Ltd.; Canadian National Railway Company and H.J. Heinz Company. She is also a director or trustee of a number of investment companies in the Franklin Templeton Group of Funds. She is operating trustee of TWE Holdings I and II Trusts. She has BS and JD degrees from the University of Florida.

JOHN H. ODLE                                                             Age: 62
EXECUTIVE VICE PRESIDENT                                     Director since 1996
OF RTI

Mr. Odle was elected a director on July 26, 1996 and has been Executive Vice President since June 1996. He was Senior Vice President-Commercial from 1989 to 1996 and served as Vice-President-Commercial from 1981 until 1989. Prior to that, Mr. Odle served as General Manager-Sales. He has 27 years of service with RTI and its predecessor. He is a member of the American Society for Metals and the International Titanium Association. He is a graduate of Miami University of Ohio. He serves on the Advisory Board of The Kent State University.

TIMOTHY G. RUPERT                                                        Age: 58
PRESIDENT & CHIEF                                            Director since 1996
EXECUTIVE OFFICER OF RTI

Mr. Rupert was elected a director on July 26, 1996 and President & Chief Executive Officer on July 30, 1999. He had been Executive Vice President & Chief Financial Officer since June 1996. He was Senior Vice President & Chief Financial Officer from 1994 to 1996 and had served as Vice President & Chief Financial Officer since September 1991 when he joined RTI's predecessor. He has a BS degree from Indiana University of Pennsylvania. He is a director and Past President of the International Titanium Association, a director and member of the Executive Committee of Columbus Insurance Ltd., and a director and Vice Chairman of the Youngstown/Warren Regional Chamber of Commerce.

                                 PROPOSAL NO. 2

         RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has served as the independent registered public accounting firm for RTI and its predecessors for a number of years. For 2004, PricewaterhouseCoopers LLP rendered professional services in connection with the audit of the financial statements of RTI and its subsidiaries, including examination of certain employee benefit plans, review of quarterly reports and review of filings with the Securities and Exchange Commission. It also provided tax consulting services and reviewed RTI's enterprise resource planning software system from an accounting control standpoint. It is knowledgeable about RTI's operations and accounting practices and is well qualified to act as the independent registered public accounting firm and the Audit Committee has selected PricewaterhouseCoopers LLP as such for 2005.

AUDIT FEES

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of RTI's annual financial statements and review of financial statements in RTI's Quarterly Reports on Form 10-Q in 2003 and 2004 were $340,675 and $2,667,952, respectively.

AUDIT-RELATED FEES

The aggregate fees billed for assurance and related services rendered by PricewaterhouseCoopers LLP that were related to the services described above in 2003 and 2004 were $48,000 and $91,500, respectively. The services comprising these fees were in the nature of benefit plan audits.

TAX FEES

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax services in 2003 and 2004 were $461,298 and $112,680, respectively. The services comprising these fees include federal and state tax return compliance, assistance related to the Company's examination by the IRS for the years 1998 through 2001 and various federal, state and international tax consulting projects.

ALL OTHER FEES

Other than fees disclosed above, the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP to RTI and its subsidiaries in 2003 and 2004 were $34,000 and $105,965, respectively. In 2003, the services comprising these fees were in the nature of internal audit and benefit plan Form 5500 preparation. In 2004, the services comprising these fees was in the nature of tax consulting.

The Audit Committee on an annual basis preapproves the Audit Plan for the year along with the estimated fees for the plan. At each regularly scheduled, quarterly meeting, the Audit Plan and fees incurred to date are reviewed, and any fees above the estimate are reviewed and approved at the meeting. In addition, the Chairman of the Audit Committee has been delegated authority by the full Committee to preapprove additional audit and non-audit fees between meetings, subject to review by the full Committee at the next regularly scheduled meeting.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

VOTE REQUIRED

Ratification of the appointment of the independent registered public accounting firm requires the favorable vote of a majority of the votes cast. Only votes for or against the proposal count. Abstentions and broker non-votes do not count for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority from the beneficial owner to vote on a particular proposal.

       THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
                         PRICEWATERHOUSECOOPERS LLP AS
         RTI'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.

AUDIT COMMITTEE REPORT

The committee met with management, PricewaterhouseCoopers LLP and the internal auditors frequently throughout the year to consider the adequacy of RTI's internal control over financial reporting and the objectivity of its financial reporting, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We also discussed with RTI's management and PricewaterhouseCoopers LLP the process used for certifications by RTI's chief executive officer and chief financial officer that are required for certain of RTI's filings with the Securities and Exchange Commission. We have reviewed and discussed RTI's 2004 audited financial statements with management and with PricewaterhouseCoopers LLP. The committee also discussed with the independent accountants the matters required to be communicated by Statement on Auditing Standard (SAS) No. 61 as amended by SAS No. 90 (Communications With Audit Committees).

In addition, the committee received from the independent accountants the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence from RTI and its management. We have considered whether the provision by PricewaterhouseCoopers LLP of the professional services described above was compatible with the maintenance by PricewaterhouseCoopers LLP of its independent status and have determined that it was.

Based on these reviews and discussions, we recommended to RTI's Board of Directors, and the Board has approved, that the Audited Financial Statements be included in RTI's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

           Robert M. Hernandez (Chairman)           Neil A. Armstrong

           Craig R. Andersson                       Donald P. Fusilli
           Ronald L. Gallatin                       Charles C. Gedeon

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth each person or entity known to RTI that may be deemed to have beneficial ownership of more than five percent of the outstanding Common Stock of RTI based on information publicly available as of February 28, 2005.

              NAME AND ADDRESS OF                 AMOUNT AND NATURE OF       PERCENT OF
                BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP         CLASS
                ----------------                  --------------------         -----

Citigroup Inc...................................        2,874,604(1)            13.6%
399 Park Avenue
New York, NY 10043

Dimensional Fund Advisors Inc...................        1,827,509(2)             8.6%
1299 Ocean Ave, 11th Floor
Santa Monica, CA 90401

AXA Financial, Inc..............................        1,164,883(3)             5.5%
1290 Avenue of the Americas
New York, NY 10104

---------

        (1) Based on the Schedule 13G filed with the SEC by Citigroup Inc. and its affiliates, Citigroup Global Capital Markets Holdings Inc., Smith Barney Fund Management LLC and Citigroup Financial Products Inc. (collectively, the "CG Affiliates"), on February 14, 2005 which indicates shared voting and dispositive power over such shares. The number reported above includes shares held by the CG Affiliates.

        (2) Based on the Schedule 13G filed with the SEC by Dimensional Fund Advisors Inc. ("Dimensional") on February 9, 2005 which indicates sole voting and dispositive power over such shares. Dimensional is a registered investment advisor that furnishes investment advise to four registered investment companies and serves as manager to certain other commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of the shares reported above.

        (3) Based on the Schedule 13G filed with the SEC by AXA Financial, Inc. and its affiliates, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA (collectively, the "AXA Affiliates"), on February 14, 2005 which indicates sole dispositive power over 1,164,883 shares, sole voting power over 1,002,240 shares and shared voting power over 18,500 shares. These numbers include shares held by the AXA Affiliates.

  SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table reflects the number of shares of Common Stock of RTI beneficially owned, as of February 28, 2005, by each director and nominee, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                        AMOUNT AND
                                                        NATURE OF                PERCENT OF
                    NAME                           BENEFICIAL OWNERSHIP           CLASS(3)
                    ----                           --------------------           --------
Craig R. Andersson...........................             61,958(2)                  --
Neil A. Armstrong............................             28,930(2)                  --
Gordon L. Berkstresser.......................             46,078(1)
Daniel I. Booker.............................             23,176(2)                  --
Donald P. Fusilli............................              3,371
Ronald L. Gallatin...........................             15,000(2)                  --
Charles C. Gedeon............................             16,423(2)                  --
Robert M. Hernandez..........................             67,723(2)                  --
Dawne S. Hickton.............................             88,784(1)                  --
Edith E. Holiday.............................             14,203(2)                  --
Lawrence W. Jacobs...........................             71,566(1)                  --
John H. Odle.................................            214,748(1)                  1%
Timothy G. Rupert............................            224,544(1)                  1%
                                                         -------
All directors and executive officers
  as a group (13 persons)....................            876,504

---------

(1) Includes 42,500 shares, 26,000 shares, 29,667 shares, 113,000 shares and 71,000 shares, respectively, which Mrs. Hickton and Messrs. Berkstresser, Jacobs, Odle and Rupert had the right to acquire within 60 days under the Company's 2004 Stock Plan.

(2) Includes 5,000 shares which the non-employee director had the right to acquire within 60 days under the 2002 Non-Employee Director Stock Option Plan and the 2004 Stock Plan.

(3) There were 22,600,497 shares outstanding as of February 28, 2005. In accordance with the rules and regulations of the SEC, in computing the percentage ownership for each person listed, any shares which the listed person had the right to acquire within 60 days are deemed outstanding, however, shares which any other person had the right to acquire within 60 days are disregarded in the calculation. Therefore, the denominator used in calculating beneficial ownership among the persons listed may differ for each person. No percentage is shown for ownership of less than one percent.

EXECUTIVE COMPENSATION

The following table shows the annual and long term compensation paid by RTI and its subsidiaries or otherwise accrued to the chief executive officer and the other four most highly compensated executive officers of RTI for services rendered in all capacities in 2004, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                    ----------------------------------   ------------------------------------
                                                                                 AWARDS             PAYOUTS
                                                                         -----------------------   ----------
                                                                                                   LONG TERM
                                                             OTHER       RESTRICTED   SECURITIES   INCENTIVE
          NAME AND                                $          ANNUAL        STOCK      UNDERLYING      PLAN         ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY     BONUS     COMPENSATION      $(1)       OPTIONS      PAYOUTS      COMPENSATION
     ------------------       ----   ------     -----     ------------      ----       -------      -------      ------------
Timothy G. Rupert...........  2004  $435,000   $375,000        --         $418,880(2)   15,000          --               --
  President &                 2003   415,000    300,000                    306,856(3)   30,000
    Chief Executive Officer   2002   400,000    400,000                    210,650(4)   35,000
John H. Odle................  2004  $280,000   $125,000                   $179,520(2)   12,000          --               --
  Executive Vice President    2003   275,000    100,000                    136,437(3)   24,000
                              2002   270,000    160,000                     95,750(4)   28,000
Gordon L. Berkstresser......  2004  $145,000   $ 65,000                   $ 74,800(2)    5,000          --               --
  Vice President &            2003   140,000     50,000                     39,092(3)   11,000
    Controller                2002   133,000     75,000                     19,150(4)   13,000
Dawne S. Hickton............  2004  $190,000   $100,000                   $112,200(2)    8,000          --               --
  Vice President & General    2003   180,000     85,000                     72,051(3)   17,000
    Counsel                   2002   170,000    110,000                     47,875(4)   20,000
Lawrence W. Jacobs..........  2004  $165,000   $ 65,000                   $ 74,800(2)    5,000          --               --
  Vice President &            2003   160,000     50,000                     43,691(3)   12,000
    Chief Financial Officer   2002   154,000     80,000                     23,938(4)   15,000

---------

(1) This column shows the market value of restricted stock awards on the grant date. The aggregate holdings and market value of restricted stock held on December 31, 2004, by the individuals listed in this table were: Mr. Rupert, 72,700 shares, $1,493,258; Mr. Odle, 31,400 shares, $644,956; Mr.
    Berkstresser, 10,200 shares, $209,508; Mrs. Hickton, 17,200 shares, $353,288; and Mr. Jacobs, 10,500 shares, $215,670.

(2) Represents restricted stock awards granted January 30, 2004 as follows: Mr. Rupert, 28,000 shares; Mr. Odle, 12,000 shares; Mr. Berkstresser, 5,000 shares; Mrs. Hickton, 7,500 shares; and Mr. Jacobs 5,000 shares. The awards vest in five equal installments beginning on the first anniversary of the grant date, subject to acceleration at the discretion of the board of directors.

(3) Represents restricted stock awards granted January 31, 2003 as follows: Mr. Rupert, 30,025 shares; Mr. Odle, 13,350 shares; Mr. Berkstresser, 3,825 shares; Mrs. Hickton, 7,050 shares; and Mr. Jacobs, 4,275 shares. The awards vest in five equal installments beginning on the first anniversary of the grant date, subject to acceleration at the discretion of the board of directors.

(4) Represents restricted stock awards granted January 25, 2002 as follows: Mr. Rupert, 22,000 shares; Mr. Odle, 10,000 shares; Mr. Berkstresser, 2,000 shares; Mrs. Hickton, 5,000 shares; and Mr. Jacobs, 2,500 shares. The awards vest in five equal installments beginning on the first anniversary of the grant date, subject to acceleration at the discretion of the board of directors.

The following tables set forth information with respect to stock option grants and exercises in 2004 and December 31, 2004 stock option values:

                          STOCK OPTION GRANTS IN 2004

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF
                                                    % OF TOTAL                                          STOCK PRICE
                                                     OPTIONS                                           APPRECIATION
                                       OPTIONS      GRANTED TO    EXERCISE OR                       FOR OPTION TERM(2)
                                       GRANTED      EMPLOYEES      BASE PRICE    EXPIRATION      -------------------------
               NAME                  (SHARES)(1)     IN 2004         ($/SH)         DATE             5%            10%
               ----                  -----------    ----------    ------------   ----------      -----------   -----------
Timothy G. Rupert..................    15,000         15.3%         $14.960         1/30/14       $141,124      $357,636
John H. Odle.......................    12,000         12.2%         $14.960         1/30/14       $112,899      $286,109
Gordon L. Berkstresser.............     5,000          5.1%         $14.960         1/30/14       $ 47,041      $119,212
Dawne S. Hickton...................     8,000          8.2%         $14.960         1/30/14       $ 75,266      $190,739
Lawrence W. Jacobs.................     5,000          5.1%         $14.960         1/30/14       $ 47,041      $119,212

---------

(1) Options to purchase shares of RTI common stock were granted with an exercise price equal to the fair market value of RTI common stock on the date of grant. These options vest in three equal installments beginning on the first anniversary of the grant date.

(2) Assumes, from the date of grant through the option's ten year expiration date, a hypothetical 5% and 10% per year appreciation (compounded annually) in the fair market value of RTI's common stock. The 5% and 10% rates of appreciation are set by the SEC and, therefore, are not intended to forecast future appreciation.

                   AGGREGATED STOCK OPTION EXERCISES IN 2004
                   AND DECEMBER 31, 2004 STOCK OPTION VALUES

                                                                      NUMBER OF                     VALUE OF
                                                                     UNEXERCISED                   UNEXERCISED
                                                                     OPTIONS AT                   IN-THE-MONEY
                                   SHARES                         DECEMBER 31, 2004                OPTIONS AT
                                 ACQUIRED ON                         (SHARES)(1)                DECEMBER 31, 2004
                                  EXERCISE        VALUE      ---------------------------   ---------------------------
             NAME                 (SHARES)      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------    --------     -----------   -------------   -----------   -------------
Timothy G. Rupert..............    69,000       $905,445       100,333        46,667        $488,825       $422,695
John H. Odle...................    21,000       $264,610       121,667        37,333         728,643        338,150
Gordon L. Berkstresser.........    18,000       $161,862        17,000        16,000         148,502        145,385
Dawne S. Hickton...............    12,000       $168,972        54,500        26,000         324,805        237,300
Lawrence W. Jacobs.............    16,000       $152,610        34,000        18,000         200,917        167,085

---------

(1) Adjusted for one-for-ten reverse stock split effective March 31, 1994 and subsequent rights offering.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                                    OVERVIEW

This Committee administers RTI's stock-based compensation plans and is also responsible for all other executive compensation matters. RTI had adopted a comprehensive statement entitled "Pay Philosophy and Guiding Principles Governing Officer Compensation" (the "Pay Statement") which is applicable to RTI's President and CEO, Executive Vice President and each Vice President. Principal components of the Pay Statement are as follows:

The philosophy set forth in the Pay Statement is to have RTI's officer compensation programs:

     - Promote achievement of RTI's business objectives and reinforce its strategies;

     - Align the interests of the Company's officers with those of its shareholders; and

     - Provide pay that is externally competitive and internally equitable, that rewards accomplishment to the extent identifiable and measurable, and that delivers significant rewards for exceptional performance.

The Pay Statement includes specific guiding principles. These include pay program characteristics of:

     - Variability: A large portion of total compensation will be based upon Company performance, recognizing the highly cyclical nature of the Company's business. While salaries will generally be maintained at competitive levels, the major opportunities for significant upward shifts in total compensation will be provided through short-term and long-term incentive programs.

     - Clarity: Performance objectives for short-term and long-term incentive programs will be clearly articulated to executives and normally the objectives will be predetermined and related performance evaluations will thus be straightforward. However, if deemed necessary by the Company's board, after-the-fact discretionary judgment will be applied.

     - Communicability: Officers will be aware of and fully understand their earnings potential for a given year and what specific actions and results are needed to achieve these earnings.

     - Strategic Emphasis: The Pay Statement sets out the approximate proportion of total direct compensation to be represented by salary, short-term (bonus) and long-term incentives assuming both short-term and long-term incentives are paid at target levels by classes of officer as follows:

      - President and CEO-35% salary, 20% bonus and 45% long-term incentives.

      - Executive Vice President-40% salary, 20% bonus and 40% long-term incentives.

      - Vice Presidents-45% salary, 15% bonus and 40% long-term incentives.

The Pay statement provides that RTI's officers compensation should range at about the average or median of the remuneration paid by the Company's comparator group when aspects of performance are at target levels.

                                     SALARY

Executive salary is to be paid to reward performance and accomplishment in recognition of consistent excellent performance over a number of years. An individual's salary may fall anywhere in a range the midpoint of which for each position will be maintained near the median of that for similar positions at appropriate comparator companies with a maximum near the seventy-fifth percentile of the comparator group. However, individual salary increase levels will reflect a variety of factors including relevant experience, time in position and individual performance as measured in an annual performance review.

                                    BONUSES

The major role of annual incentive, or bonus payments is to motivate officers through the recognition of attainment of specific key objectives and/or other strategic milestones or operational goals. Bonuses are to be paid pursuant to the following guidelines and maintained near the median for that for similar positions at appropriate comparator companies:

     - President and CEO-Bonus may range from 0 to 120% of annual salary with a target of 60% of annual salary.

     - Executive Vice President-Bonus may range from 0 to 100% of annual salary with a target of 50% of annual salary.

     - Vice Presidents-Bonus may range from 0 to 80% of annual salary with a target of 40% of annual salary.

No bonus will be paid to an officer whose performance is judged to be unacceptable regardless of the level of corporate performance. Likewise, the Board may pay bonuses to recognize exceptional individual performance regardless of the level of corporate performance.

                              LONG-TERM INCENTIVES

Long-term incentive awards are designed specifically to reward increases in shareholder wealth as measured by the price of the Company's common stock as well as improvement in earnings per share. Long-term incentive grants will be made pursuant to the Company's 2004 Stock Plan and may be made in a combination of stock (which may be restricted shares, performance shares, phantom stock or non-restricted shares) and stock options. The total projected value of long-term incentive grants are to be divided roughly between stock and options and in the ranges as follows:

     - President and CEO-Long-term incentives should be split roughly 80% stock and 20% stock options and should range in value between 90 and 130% of annual salary.

     - Executive Vice President-Long-term incentives should be split roughly 75% stock and 25% stock options and should range in value between 80% and 120% of annual salary.

     - Vice Presidents-Long-term incentives should be split roughly 70% stock and 30% stock options and should range in value between 40% and 80% of annual salary.

                                COMPARATIVE DATA

The Pay Statement recognizes that there is a dearth of U.S. companies that compete directly with RTI and because managerial talent can be found in organizations other than competing companies, the compensation data selected for use in company and/or individual position comparisons should include information on a broad group of U.S. industrial companies similar to RTI in terms of sales volume, or as appropriate, assets, total capital, market value or number of employees. When appropriate and available, data specific to the metals industry or a specific position should be used.

           COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Human Resources Committee meets each year to evaluate the performance of Mr. Rupert the results of which are used to determine his compensation. On January 30, 2004, the Committee set Mr. Rupert's salary for 2004. This year the Committee met on January 28, 2005 to review Mr. Rupert's 2004 performance, award him his bonus and long-term awards pursuant to the Pay Statement, and set his 2005 salary.

Market conditions in the titanium industry were severely impacted by the terrorist attacks on September 11, 2001. During 2002 and 2003, the commercial aerospace business remained weak and contributed to the decline in titanium mill product demand during this time frame and into 2004. Mr. Rupert and the rest of the management team focused on cutting production costs and expanding the Company's capabilities and markets for its products.

After review of Mr. Rupert's performance in 2003 against his objectives, RTI operating and financial performance, cash flow, return on assets and shareholder return, in January 2004, the Committee set Mr. Rupert's 2004 annual salary at $435,000. Mr. Rupert's percentage increase in his annual salary from 2003 to 2004 was approximately 4.8%.

In January 2005 the Committee reviewed Mr. Rupert's 2004 performance. The Committee considered Mr. Rupert's performance leading the Company through the labor negotiations with respect to the Company's Niles, Ohio facility as outstanding. The Committee believes that tremendous value was built with the new labor contract and an outstanding job was done serving the Company's customers and our shareholders during the work stoppage. The Committee recognized that shareholder value as expressed by the company's common stock price increased approximately 22% during 2004. It was also noted that Mr. Rupert continued to grow the Company in 2004 as evidenced by the acquisition of Claro Precision and an 8% increase in sales during the year. The Committee also reviewed the financial performance of the Company in 2004 and recognized that the Company suffered a loss for the year. However, the Committee noted that the loss was primarily attributable to the costs of implementation of Section 404 of Sarbanes-Oxley, as well as certain non-reoccurring write-offs.

Overall the Committee believes that Mr. Rupert exceeded his predetermined objectives for 2004 and as a result the Committee award Mr. Rupert a bonus for 2004 of $375,000 which is approximately 86% of his annual salary which is within the range set by the Pay Statement and above the 60% target. Mr. Rupert's long-term awards were commensurate with the high end of the Pay Statement and are reflective of the Committee's belief that Mr. Rupert brought considerable long-term value to the RTI in 2004 as well as our desire to continue to provide incentive to the Company's top management to continue to build long-term value.

Craig R. Anderson               Neil A. Armstrong                 Daniel I. Booker
Donald Fusilli                  Ronald L. Gallatin               Charles C. Gedeon
                                 Edith E. Holiday

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the five year cumulative total return to shareholders on RTI's Common Stock with the cumulative total return of the S&P 500 Stock Index and Titanium Metals Corporation ("Timet").

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                            RTI, TIMET AND S&P 500*
(PERFORMANCE GRAPH)

                                                           RTI                        TIMET                      S&P 500
                                                           ---                        -----                      -------
1999                                                       100                         100                         100
2000                                                       191                         150                          91
2001                                                       133                          89                          80
2002                                                       135                          42                          62
2003                                                       225                         117                          80
2004                                                       274                         268                          89

* Assumes $100 investment on January 1, 1998 and reinvestment of dividends.

RETIREMENT BENEFITS

  PENSION PLAN

RTI's Pension Plan is a defined benefit plan which first became effective at RMI Company (a predecessor of RTI) in 1971. The Pension Plan recognizes, for pension benefits, services and compensation with RTI, RMI Titanium Company, RMI Company, Reactive Metals, Inc. (a predecessor of RMI Company), United States Steel Corporation, USX Corporation, Quantum Chemical Corporation, or subsidiaries of each. The amounts payable under the Pension Plan will be paid monthly after a participant retires. The table below shows the annual pension benefits for retirement at age 65 (or earlier under certain circumstances) for various levels of eligible earnings which would be payable to employees retiring with the years of service shown. The benefits are based on a formula which provides under normal retirement amounts equal to 1.25% of the average monthly earnings multiplied by continuous years of service up to and including 30 years; plus 1.35% of the average monthly earnings multiplied by continuous years of service in excess of 30 years of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings are highest. Eligible earnings includes only base salary. Incentive awards and similar benefits are excluded, although the amount of such benefits is included in the Summary Compensation Table. Benefits payable under the Pension Plan, and amounts reflected in the following table are subject to offsets for social security benefits and, in certain instances, pensions payable under the U.S. Steel and the Quantum pension plans. As of December 31, 2004, Mrs. Hickton had 7 credited years of service, and Mr. Jacobs 6, Mr. Odle 27, Mr. Berkstresser 5 and Mr. Rupert 36. Average annual eligible earnings as of December 31, 2004, for purposes of the pension benefits under the RTI Pension Plan for each of the following named executive officers are as follows: Mrs. Hickton, $170,000; Mr. Jacobs, $152,800; Mr. Odle, $268,000; Mr. Berkstresser, $132,600 and Mr. Rupert, $394,000.

AVERAGE CONSECUTIVE
HIGHEST 5 YEARS OF
  COMPENSATION IN
  10 YEAR PERIOD                       ANNUAL BENEFITS FOR YEARS OF SERVICE
    (PRECEDING       ------------------------------------------------------------------------
    RETIREMENT)        10        15         20         25         30         35         40
-------------------  -------   -------   --------   --------   --------   --------   --------
     $100,000        $12,500   $18,750   $ 25,000   $ 31,250   $ 37,500   $ 43,750   $ 50,000
     $200,000         25,000    37,500     50,000     62,500     75,000     87,500    100,000
     $300,000         37,500    56,250     75,000     93,750    112,500    131,250    150,000
     $400,000         50,000    75,000    100,000    125,000    150,000    175,000    200,000
     $500,000         62,500    93,750    125,000    156,250    187,500    218,750    250,000
     $600,000         75,000   112,500    150,000    187,500    225,000    262,500    300,000

Under the employment agreement dated as of August 1, 1999 between RTI and Mr. Odle, RTI agreed that if he continues in active employment with RTI until either age 65, or such earlier date as the RTI Board of Directors may approve, RTI at his retirement will pay him a one time lump sum payment of the then present value of the 9.16 years of non-pensionable service attributable to periods he was employed by U.S. Steel (3.58 years) and the Company (5.58 years) which pre-date his current period of employment, calculated pursuant to the RTI Pension Plan and its Supplemental Pension Program.

  SUPPLEMENTAL PENSION PROGRAM

Officers participating in the Incentive Compensation Plan are also eligible for the RTI Supplemental Pension Program. If they retire or otherwise terminate employment after age 60, or prior to age 60 with RTI consent, they will be entitled to receive the benefits shown in the table below based on bonuses paid under the Incentive Compensation Plan.

    AVERAGE ANNUAL
 BONUS FOR HIGHEST 5
   YEARS IN 10 YEAR                       ANNUAL BENEFITS FOR YEARS OF SERVICE
  PERIOD (PRECEDING     -------------------------------------------------------------------------
     RETIREMENT)          10         15         20         25         30         35         40
----------------------  -------   --------   --------   --------   --------   --------   --------
       $ 50,000         $ 7,500   $ 11,250   $ 15,000   $ 18,750   $ 22,500   $ 26,250   $ 30,000
       $100,000          15,000     22,500     30,000     37,500     45,000     52,500     60,000
       $150,000          22,500     33,750     41,250     52,500     67,500     78,750     90,000
       $200,000          30,000     45,000     60,000     75,000     90,000    105,000    120,000
       $250,000          37,500     56,250     75,000     93,750    112,500    131,250    150,000
       $300,000          45,000     67,500     90,000    112,500    135,000    157,500    180,000
       $350,000          52,500     78,750    105,000    131,250    157,500    183,750    210,000
       $400,000          60,000     90,000    120,000    150,000    180,000    210,000    240,000
       $450,000          67,500    101,250    135,000    168,750    202,500    236,250    270,000
       $500,000          75,000    112,500    150,000    187,500    225,000    262,500    300,000

RTI has agreed with Mr. Rupert that his continuous service for purposes of the Supplemental Pension Program shall include his service with USX Corporation and its predecessor U.S. Steel. As of December 31, 2004, Mrs. Hickton had 7 credited years of service, and Mr. Jacobs 6, Mr. Odle 27, Mr. Berkstresser 5 and Mr. Rupert 36. Average annual bonus as of December 31, 2004, for purposes of the pension benefits under the RTI Supplemental Pension Program for each of the following named executive officers are as follows: Mrs. Hickton, $88,000; Mr. Jacobs, $60,000; Mr. Odle, $140,000; Mr. Berkstresser, $58,000 and Mr. Rupert, $330,000.

The benefits shown above are based on a formula whereby the average annual bonus for the highest five years in the preceding ten year period are multiplied times a factor. The factor is determined by multiplying 1.5% for each year of continuous service. Participants in the plan may elect to have the monthly benefit as a result of the formula paid monthly for life or receive a lump sum distribution based on the present value of the amounts payable. The plan provides for surviving spouse benefits at a reduced rate.

In order to comply with the limitations of the Internal Revenue Code, pension benefits will be paid directly by RTI when they exceed the amounts permitted by the Code to be paid from federal income tax qualified pension plans.

EMPLOYMENT AGREEMENTS

On August 1, 1999, RTI entered into employment agreements with Mrs. Hickton and Messrs. Jacobs, Odle and Rupert covering their employment for an initial four year term and for additional one year terms each year thereafter until the officer attains age 65 unless terminated prior thereto by either party on 120 days notice. Under the agreements, each officer will be paid the annual salary set forth, subject to increases from time to time in the sole discretion of RTI. RTI may terminate the services of the officer at any time for "cause" as defined in the agreement. Officers each agree not, for a period of 24 months after the end of the employment period or employment termination, whichever occurs first, to be employed by, or otherwise participate in, any business which competes with RTI. This restriction does not apply if the officer terminates employment with RTI under certain circumstances following a "change in control" of RTI as defined.

The employment agreements also provide that the officer will be entitled to certain severance benefits in the event of termination of employment under certain circumstances following a "change in control" as defined.

These are:

     - a cash payment of up to three times the sum of the officer's current salary plus the highest bonus in the four years before the date of termination,

     - all unvested restricted stock and options will vest immediately,

     - life, disability, accident and health insurance benefits for 24 months after termination,

     - a cash payment of the amount necessary to insure that the payments listed above are not subject to net reduction due to the imposition of federal excise taxes.

The severance benefits are payable if, any time after a change in control, the officer's employment is terminated by the officer for good reason or by RTI other than for cause or disability. In addition the benefits are payable to Mr. Odle or Mr. Rupert in the event either of them terminates employment within 90 days after a change in control.

The definition of a change in control for purposes of these agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

     - any person not affiliated with RTI acquires 20 percent or more of the voting power of our outstanding securities,

     - the Board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who

       (a) were directors on the date of the agreements or (b) were themselves previously approved by the Board in this manner.

     - RTI merges with another company and RTI's shareholders end up with less than 50 percent of the voting power of the new entity,

     - our shareholders approve a plan of complete liquidation of RTI, or

     - we sell all or substantially all of RTI's assets.

On November 1, 1999 RTI entered into an employment agreement with Mr. Berkstresser covering his employment for an initial four year term and for additional one year terms each year thereafter until he attains age 65 unless terminated prior thereto by either party on 120 days notice. Under the agreement, he will be paid the annual salary set forth, subject to increases from time to time in the sole discretion of RTI. The agreement contains the other terms and conditions described above as being contained in the agreements with Mrs. Hickton and Mr. Jacobs.

On December 6, 2003, RTI entered into a letter agreement with Mr. Rupert (the "2003 Letter") with respect to Mr. Rupert's retirement benefits. The 2003 Letter provided for an amendment to the RTI Supplemental Pension Program allowing the benefits payable to Mr. Rupert under the RTI Supplemental Pension Program to be calculated in a manner that includes Mr. Rupert's service with USX Corporation and its predecessor U.S. Steel, and with RTI. This amendment was effected in January 2004. RTI's obligations toward such benefit shall continue notwithstanding any termination of the RTI Supplemental Pension Program. The 2003 Letter superceded a previous letter agreement with respect to Mr. Rupert's benefits dated April 13, 1992, between Mr. Rupert and RMI Titanium Company, signed by L.F. Gieg, Jr. In addition, the 2003 Letter provides that Mr. Rupert's pension under the RTI Pension Plan is calculated based solely upon the terms of the RTI Pension Plan, using Mr. Rupert's combined years of service with the USX and RTI , reduced by the amount of any retirement benefits payable under the U.S. Steel Pension Plan. Mr. Rupert further agreed in the 2003 Letter that RTI will not have an obligation to make up any difference in (a) any pension benefit Mr. Rupert would have received from the U.S. Steel Pension Plan had Mr. Rupert remained employed by USX and (b) the actual combined pension benefit Mr. Rupert will receive from the U.S. Steel Plan and RTI. Finally, in the event that Mr. Rupert fails to receive from the U.S. Steel pension plan the pension benefits owed to him (estimated to be approximately $33,436 per year), after using reasonable efforts to collect his benefits through the U.S. Steel pension plan's claims and appeals procedures, RTI agrees under the 2003 Letter to guarantee the full payment of such benefits, and Mr. Rupert agrees to cooperate with RTI in connection with any claim or action for reimbursement of all or any portion of such payments made under such guarantee. The effects of the 2003 Letter are reflected in the description of Mr. Rupert's pension benefits set forth above.

                               OTHER INFORMATION

CORPORATE GOVERNANCE AND BUSINESS ETHICS

     Our Board of Directors is committed to maintaining sound policies relating to corporate governance and business ethics throughout the entire RTI organization. Copies of our Corporate Governance Guidelines as well as our Code of Ethical Business Conduct, applicable to all directors, officers and employees of RTI, are available on our website at www.rtiintl.com or in print by submitting a written request to the corporate Secretary at RTI International Metals, Inc., 1000 Warren Avenue, Niles OH 44446 for a reasonable charge limited to our cost of providing such copies.

OTHER BUSINESS

We do not expect any business to come up for shareholder vote at the meeting other than the items described in the Notice of Annual Meeting. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

OUTSTANDING SHARES

On March 1, 2005, 22,600,497 shares were outstanding. Restricted stock awards, whether vested or unvested, are included in shares outstanding.

HOW WE SOLICIT PROXIES

In addition to this mailing, RTI employees may solicit proxies personally, electronically or by telephone. RTI pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for sending these materials to you and getting your voting instructions.

SHAREHOLDER PROPOSALS

The deadline for the submission of shareholder proposals that are intended to be considered for inclusion in the Company's proxy statement for next year's meeting is December 16, 2005. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals presented by shareholders at the annual meeting from the floor unless notice of the intent to make such proposal is received on or before March 1, 2006.

Shareholders wishing to recommend candidates to serve as directors for the consideration of the Nominating/Corporate Governance Committee should send such recommendations to the corporate Secretary, RTI International Metals, Inc., 1000 Warren Avenue, Niles OH 44446.

SHAREHOLDER AND OTHER INTERESTED PARTY COMMUNICATIONS

Shareholders, and any other interested party, who wishes to communicate with the Chairman, one or more of the other non-management directors, or the non-management directors as a group should mark the communication Personal and Confidential and address it to the Chairman, RTI International Metals Inc., 1000 Warren Avenue, Niles OH 44446.

BOARD ATTENDANCE AT ANNUAL MEETING

RTI Board members are normally expected to attend RTI's Annual Meetings of Shareholders. All of the candidates for election at the meeting attended the 2004 Annual Meeting.

FORM 10-K ANNUAL REPORT

A copy of RTI's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC, is available to shareholders. A shareholder may obtain a copy of the Form 10-K free of charge on RTI's website (www.rtiintl.com) or on the SEC's website (www.sec.gov) and a copy of any exhibits thereto upon payment of a reasonable charge limited to RTI's costs of providing such copies by writing to the corporate Secretary, 1000 Warren Avenue, Niles, Ohio 44446.

                                             By Order of the Board of Directors

                                                      DAWNE S. HICKTON
                                                          Secretary

Dated: April 15, 2005

[RTI LOGO]
c/o National City Bank
Corporate Trust Operations
Locator 5352
P.O. Box 92301
Cleveland, OH 44101-4301



                           -----------------------------------------------------
                                            VOTE BY TELEPHONE
                           -----------------------------------------------------

                           Have your proxy card available when you call
                           TOLL-FREE 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

                           -----------------------------------------------------
                                            VOTE BY INTERNET
                           -----------------------------------------------------

                           Have your proxy card available when you access the website WWW.CESVOTE.COM and follow the simple instructions to record your vote.

                           -----------------------------------------------------
                                            VOTE BY MAIL
                           -----------------------------------------------------

                           Please mark, sign and date your proxy card and return it in the POSTAGE-PAID ENVELOPE provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh PA 15253-9837.


-------------------------------------------------------------------------------
  VOTE BY TELEPHONE              VOTE BY INTERNET            VOTE BY MAIL
Call Toll-Free using a        Access the Website and        Return your proxy
touch-tone telephone:             cast your vote:           in the postage-paid
  1-888-693-8683                  WWW.CESVOTE.COM            envelope provided
-------------------------------------------------------------------------------


                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
               YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY
                 6:00 A.M. EASTERN DAYLIGHT TIME ON MAY 6, 2005
                     TO BE COUNTED IN THE FINAL TABULATION.

  IF YOU VOTE BY TELEPHONE OR OVER THE INTERNET, DO NOT MAIL YOUR PROXY CARD.

                        ===============================


                        ===============================

                   PROXY CARD MUST BE SIGNED AND DATED BELOW.
        -   PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. -

--------------------------------------------------------------------------------

                                   RTI INTERNATIONAL METALS, INC.
                                   1000 WARREN AVENUE, NILES, OHIO 44446
                                    PROXY FOR 2005 ANNUAL MEETING
                       SOLICITED ON BEHALF OF THE DIRECTORS OF RTI INTERNATIONAL
                                            METALS, INC.

[RTI LOGO]

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR ALL PROPOSALS.


                                    Dated:                               , 2005
                                         --------------------------------


                                    -------------------------------------------
                                    Signature(s)

                                    --------------------------------------------
                                    Signature(s)

                                    Please sign exactly as your name appears hereon. When signing as fiduciary or corporate officer, give full title. Joint owners must both sign.

  SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO
      RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                             YOUR VOTE IS IMPORTANT
               Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.


            PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
        -- PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. --

--------------------------------------------------------------------------------

RTI INTERNATIONAL METALS, INC.                                            PROXY
-------------------------------------------------------------------------------
The undersigned hereby appoints ROBERT M. HERNANDEZ, TIMOTHY G. RUPERT AND DAWNE
S. HICKTON, or any of them, proxies to vote all shares of Common Stock which the undersigned is entitled to vote with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of RTI International Metals, Inc. on May 6, 2005, and any adjournments thereof, upon such matters as may properly come before the meeting.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

PROPOSAL NO. 1. - Election of Directors:  1. Craig R. Andersson  2. Neil A. Armstrong    3. Daniel I. Booker
                                          4. Donald P. Fusilli   5. Ronald L. Gallatin   6. Charles C. Gedeon
                                          7. Robert M. Hernandez 8. Edith E. Holiday     9. John H. Odle
                                         10. Timothy G. Rupert


  [ ] FOR all nominees listed above                [ ]  WITHHOLD AUTHORITY
     (except as marked to the contrary below)           to vote for all nominees
                                                        listed above

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW:

           ---------------------------------------------------------

PROPOSAL NO. 2. - Ratification of appointment of PricewaterhouseCoopers LLP as independent registered accountants for 2005.

    [ ] FOR                     [ ]  AGAINST              [ ]  ABSTAIN

                PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE.